SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on September 26, 2012, the Chief Financial Officer of BioZone Pharmaceuticals, Inc. (the “Company”), Elliot Maza, concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q (the “Quarterly Reports”) for the periods ended June 30, 2012 and March 31, 2012 should no longer be relied upon because of an error contained therein and that those financial statements would be restated to make the necessary accounting adjustments.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 26, 2012, the Company’s Chief Financial Officer concluded that the previously issued financial statements contained in the Company’s Quarterly Reports for the quarters ended March 31, 2012 and June 30, 2012 should no longer be relied upon because of an error  contained therein and that those financial statements would be restated to make the necessary accounting corrections. The Company determined that the financial statements filed for the six month period ended June 30, 2012 and the three month period ended March 31, 2012 contained a misstatement pertaining to the accounting for issuances of certain convertible promissory notes of the Company.  As a result, the Company plans on filing an amendment to the Quarterly Reports as soon as practicable in which it will correct the misstatement pertaining to the accounting for issuances of certain convertible promissory notes.

The Company’s Chief Financial Officer, along with the Company’s controller, discussed with Paritz and Company, P.A., the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: September 28, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer